Exhibit 99.1

News Release

News Announcement

CONTACT
Ronda J. Williams, Investor Relations
Oil-Dri Corporation of America
312/706-3232; ronda.williams@oildri.com

Oil-Dri Board of Directors Declares Dividends

CHICAGO, IL – (December 13, 2011) – The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.17 per share of the Company’s Common Stock and $0.1275 per share of the Company’s Class B Stock.

The dividends will be payable on March 9, 2012, to stockholders of record at the close of business on February 24, 2012.  The Company has paid cash dividends continuously since 1974.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.